UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2012, the Compensation Committee of the Board of Directors of Electro Scientific Industries, Inc. (the “Company”) awarded performance-based restricted stock units under the Company’s 2004 Stock Incentive Plan to its named executive officers in the amounts set forth opposite each of their names below (the “PRSUs”):

Officer	PRSUs
Nicholas Konidaris	58,000
Paul Oldham	15,000
Robert DeBakker	8,000
Kerry Mustoe	5,000
Bing-Fai Wong	9,000

One-third of the PRSUs vest based on the Company’s sales in fiscal 2014 as compared to the Company’s strategic plan and two-thirds vest based on the Company’s sales in fiscal 2015 as compared to the Company’s strategic plan. Of the PRSUs vesting based on fiscal 2014 sales, 100% vest on attainment of plan, with additional vesting in 10% increments for each 10% increment in sales above that amount, up to a maximum of 200% vesting. For sales below plan, 90% vest on sales of 90% of plan and 95% vest on sales of 95% of plan. There is no vesting if sales are below 90% of plan.

Of the PRSUs vesting based on fiscal 2015 sales, 100% vest on attainment of plan, with additional vesting in 10% increments for each 10% increment in sales above that amount, up to a maximum of 200% vesting. For sales below plan, 90% vest on sales of 90% of plan and 95% vest on sales of 95% of plan. There is no vesting if sales are below 90% of plan.

The other terms of the PRSUs are materially consistent with the restricted stock unit awards granted to each of the named executive officers described in the Company’s proxy statement for its 2012 annual meeting.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of the Company was held pursuant to notice at 2:30 p.m. Pacific Daylight Time on August 9, 2012 at the Company’s offices in Portland, Oregon to consider and vote upon:

Proposal 1	To elect the three directors named in the proxy statement for a term of three years. Richard J. Faubert, David Nierenberg and Jon D. Tompkins are nominees for election for three year terms.

Proposal 2	To ratify the appointment of KPMG LLP as ESI’s independent registered public accounting firm for the fiscal year ending March 30, 2013.

Proposal 3	To approve, on an advisory basis, the compensation of our named executive officers.

Proposal 4	To reapprove our 2004 Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

The final results of the voting on these proposals were as follows:

Proposal 1

Election of Director	For	Withheld	Broker Non-Votes
Richard J. Faubert	24,583,475	1,555,188	2,123,816
David Nierenberg	25,442,174	696,489	2,123,816
Jon D. Tompkins	24,685,992	1,452,671	2,123,816

Proposal 2
	For	Against	Abstain
	26,474,052	1,786,182	2,245

Proposal 3
	For	Against	Abstain
	24,395,913	1,587,587	155,163

Proposal 4
	For	Against	Abstain
	23,086,786	3,027,800	24,077

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2012.

Electro Scientific Industries, Inc. (Registrant)

By:	/s/ Paul Oldham

Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Secretary

3